UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 26, 2007


                               West Marine, Inc.
        ---------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


           Delaware                 0-22512                77-0355502
   -----------------------    --------------------   -------------------------
(State or other jurisdiction   (Commission File        (I.R.S. Employer
      of incorporation)            Number)              Identification No.)


                               500 Westridge Drive
                         Watsonville, California 95076
   --------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                 ---------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 26, 2007, West Marine, Inc. announced updated guidance for fiscal year 2007. A copy of this press release is being furnished with this report as
Exhibit 99.1.

The information being furnished under Item 7.01 and in Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit:

        99.1 Press Release dated June 26, 2007 (furnished pursuant to Item
        7.01 of Form 8-K).

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WEST MARINE, INC.


Date: June 26, 2007                             By: /s/ Thomas R. Moran
                                                    --------------------------
                                                    Thomas R. Moran
                                                    Senior Vice President and
                                                    Chief Financial Officer

                                                               Exhibit 99.1

Contacts: West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
Deborah Ajeska, Assistant Vice President of Financial Planning & Analysis
(831) 761-4229



       WEST MARINE LOWERS SALES AND EARNINGS GUIDANCE FOR FULL YEAR 2007


WATSONVILLE, CA, June 26, 2007 - West Marine, Inc. (Nasdaq: WMAR) announced today that sales for fiscal year 2007 are expected to be approximately $683 million to $688 million. Comparable store sales for the year are now estimated to decrease between 1.5% and 2.5%. As a result, the company is revising its full year 2007 earnings guidance to be in the range of $0.24 to $0.34 per share versus the previously issued guidance range of $0.45 to $0.55 per share.

Peter Harris, West Marine's chief executive officer, stated, "As we move through the peak season, boating activity throughout the country has not shown signs of recovery, and revenues have been disappointing. Primarily, we are seeing softness in the Southeast, particularly Florida, which is a key boating market. Broadly, sales of higher-priced discretionary items, such as electronics, have been weak, and in-store traffic levels, which we believe reflect boat usage, have been lower than expected. We indicated during our earnings call in April that a continuance of the broader marine industry weakness would impact our ability to generate anticipated sales. Overall, there has not been the anticipated revenue improvement that would have been required to deliver this year's previously communicated expected results.

We continue to optimize cash flow by maintaining a strong inventory management and expense discipline, while at the same time providing a much improved in-stock and broad assortment of boating merchandise and excellent service to our customers. We are continuing our focus on store execution, one customer at a time, to maximize sales and pursue market share, even in this challenging environment, so that when the anticipated cyclical improvement takes place and boating activity grows again West Marine emerges as an even stronger leader, as the first choice for the customer."




ABOUT WEST MARINE
West Marine, the country's largest specialty retailer of boating supplies and accessories, has 380 stores located in 38 states, Puerto Rico and Canada. Our Direct Sales channel offers customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, West Marine's sales and earnings expectations, including facts and assumptions underlying these expectations, and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Factors that may affect our net sales and earnings include risks associated with our expansion strategy and related initiatives, our ability to manage inventory and operating expenses and unseasonably cold weather or natural disasters, as well as the other factors set forth in Item 1A of West Marine's Form 10-K for the fiscal year ended December 30, 2006. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.